                                                                      Exhibit 11
                                                                          1 of 2

                  BELL ATLANTIC CORPORATION AND SUBSIDIARIES
                   Computation of Per Common Share Earnings
                (Dollars in Millions, Except Per Share Amounts)

                                                                         Three months ended June 30,
                                                                        ----------------------------
                                                                             1995            1994
                                                                        ------------    ------------
Net income.....................................................         $      447.1    $      415.4
                                                                        ============    ============
Earnings Per Common Share
- -------------------------
Weighted average shares outstanding............................          436,512,006     436,247,170
Incremental shares from assumed exercise of stock
 options and payment of performance share awards...............            1,216,307         894,904
                                                                        ------------    ------------
Total shares...................................................          437,728,313     437,142,074
                                                                        ============    ============
Net income.....................................................         $       1.02    $        .95
                                                                        ============    ============

Fully Diluted Earnings Per Common Share*
- ----------------------------------------
Weighted average shares outstanding............................          436,512,006     436,247,170
Incremental shares from assumed exercise of stock
 options and payment of performance share awards...............            1,365,721       1,116,691
                                                                        ------------    ------------
Total shares...................................................          437,877,727     437,363,861
                                                                        ============    ============
Net income.....................................................         $       1.02    $        .95
                                                                        ============    ============

* Fully diluted earnings per share calculation is presented in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%.

                                                                      Exhibit 11
                                                                          2 of 2

                   BELL ATLANTIC CORPORATION AND SUBSIDIARIES
                    Computation of Per Common Share Earnings
                (Dollars in Millions, Except Per Share Amounts)

                                                                         Six  months ended June 30,
                                                                        ----------------------------
                                                                             1995            1994
                                                                        ------------    ------------
Income before extraordinary item...............................         $      861.6    $      811.3
Extraordinary item.............................................                   --            (6.7)
                                                                        ------------    ------------
Net income.....................................................         $      861.6    $      804.6
                                                                        ============    ============

Earnings Per Common Share
- ---------------------------
Weighted average shares outstanding............................          436,446,888     436,273,254
Incremental shares from assumed exercise of stock
  options and payment of performance share awards..............            1,109,480         968,737
                                                                        ------------    ------------
Total shares...................................................          437,556,368     437,241,991
                                                                        ============    ============

Income before extraordinary item...............................         $       1.97    $       1.86
Extraordinary item.............................................                   --            (.02)
                                                                        ------------    ------------
Net income.....................................................         $       1.97    $       1.84
                                                                        ============    ============

Fully Diluted Earnings Per Common Share*
- ----------------------------------------
Weighted average shares outstanding............................          436,446,888     436,273,254
Incremental shares from assumed exercise of stock
  options and payment of performance share awards..............            1,198,521       1,078,744
                                                                        ------------    ------------
Total shares...................................................          437,645,409     437,351,998
                                                                        ============    ============
Income before extraordinary item...............................         $       1.97    $       1.86
Extraordinary item.............................................                   --            (.02)
                                                                        ------------    ------------
Net income.....................................................         $       1.97    $       1.84
                                                                        ============    ============

* Fully diluted earnings per share calculation is presented in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%.